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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (date of earliest event reported):  March 28, 2000



                        ASCENT ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         0-27192                                        52-1930707
(Commission File Number)                    (I.R.S. Employer Identification No.)



1225 Seventeenth Street, Suite 1800,
Denver, Colorado                                           80202
(Address of principal executive offices)                (Zip Code)



                                 (303) 308-7000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On February 22, 2000, Liberty Media Corporation, a Delaware corporation ("Liberty Media"), Liberty AEG Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Liberty Media ("Liberty Sub"), and Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the acquisition of Ascent, pursuant to which (i) Liberty Media caused Liberty Sub to commence a cash tender offer (the "Offer") for all the outstanding shares of common stock of Ascent (the "Ascent Common Stock") at a purchase price of $15.25 per share (the "Offer Price"), and (ii) Liberty Sub is to be merged with and into Ascent (the "Merger"). The Offer expired at midnight on March 27, 2000, as scheduled, and approximately 25.2 million shares of Ascent Common Stock were validly tendered and not withdrawn pursuant to the Offer. On March 28, 2000, Liberty Sub accepted for payment all shares of Ascent Common Stock tendered, which constitutes approximately 85% of the total outstanding shares of Ascent Common Stock. Liberty Sub purchased such shares at an aggregate purchase price of approximately $385 million with funds contributed to it by Liberty from its cash on hand. Pursuant to the Merger, any issued and outstanding shares of Ascent Common Stock which were not tendered and purchased by Liberty Sub pursuant to the Offer will be converted into the right to receive an amount equal to the Offer Price on the terms and conditions set forth in the Merger Agreement. At the time of the Merger, Ascent will become an indirect, wholly owned subsidiary of Liberty.

     The Merger Agreement provides that promptly after the purchase of a majority of the outstanding Ascent Common Stock pursuant to the Offer, Liberty Sub shall be entitled to designate such number of directors to the Board of Directors of Ascent (the "Ascent Board"), as will give Liberty Sub representation proportionate to its ownership interest. Pursuant thereto, a new Ascent Board has been appointed consisting entirely of Liberty Sub's designees. The Ascent Board is now comprised of John C. Malone, Robert R. Bennett and Gary S. Howard.

     The preceding description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement dated as of February 22, 2000 among Liberty Media, Liberty Sub and Ascent, and the exhibits thereto, a copy of which has been incorporated by reference as Exhibit 10.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (c)  Exhibits

EXHIBIT NO.           EXHIBIT
-----------           -------
10.1                  Agreement and Plan of Merger between Liberty Media,
                      Liberty Sub and Ascent, dated as of February 22, 2000
                      (incorporated by reference to Exhibit 10.1 of Ascent's
                      Current Report on Form 8-K filed on February 24, 2000)





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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2000


                                             ASCENT ENTERTAINMENT GROUP, INC.

                                             By: /s/ Charles Y. Tanabe
                                                 ----------------------------
                                                 Charles Y. Tanabe
                                                 Senior Vice President and
                                                 Assistant Secretary





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                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------
   10.1        Agreement and Plan of Merger between Liberty Media,
               Liberty Sub and Ascent, dated as of February 22, 2000
               (incorporated by reference to Exhibit 10.1 of Ascent's
               Current Report on Form 8-K filed on February 24, 2000)